                               POWER OF ATTORNEY

Know all by  these presents that  the undersigned, does  hereby make, constitute and appoint each of Cindy Kee, Marie Ly, and Cash Smith, or any one of them,  as a true  and lawful  attorney-in-fact  of the  undersigned with  full powers  of substitution  and  revocation, for  and  in the  name,  place and  stead  of the undersigned (in the undersigned's  individual capacity), to execute  and deliver such forms that the undersigned may be required to file with the U.S. Securities and  Exchange  Commission as  a  result of  the  undersigned's ownership  of  or transactions in securities  of CBRE Acquisition  Holdings, Inc. (the  "Company")
(i)  pursuant  to Section  16(a)  of the  Securities  Exchange Act  of  1934, as
amended, including without limitation, statements on  Form 3, Form 4 and Form  5
(including any amendments thereto) and (ii) in connection with any  applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the
Securities and Exchange  Commission, including without  limitation the Form  ID.
The  Power  of  Attorney  shall  remain  in  full  force  and  effect  until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of  or transactions in  securities of the  Company, unless earlier revoked in writing.  The undersigned acknowledges  that Cindy Kee,  Marie Ly and
Cash Smith are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

            By: /s/ Emma E. Giamartino
            --------------------------
            Name: Emma E. Giamartino

            Date: November 23, 2020